Exhibit 99.1

Dear Selling Group Member,

The past year and a half has been very tough for our shareholders, our selling group members, our clients and our employees. Since the hedge fund attack in December 2015, United Development Funding IV (“UDF IV” or the “Trust”), its advisor and the other United Development Funding funds (collectively, “we,” “our,” or “UDF”) have been under constant and intense pressure. Despite these tremendous challenges, much has been accomplished. Specifically:

•	EisnerAmper LLP has been engaged as the new independent registered public accounting firm by each of the UDF funds.
•	An independent internal investigation was conducted by Thompson & Knight LLP, assisted by forensic accountants from a national accounting firm, which found no evidence of fraud or misconduct on the part of UDF IV, its management, or its advisor. The investigation team did identify certain areas for remedial improvement, which UDF IV is implementing.
•	UDF IV reduced amounts owed under its lines of credit and notes payable from approximately $170.9 million at September 30, 2015 to approximately $7.5 million as of May 4, 2017.
•	Although it has reduced the size of its portfolio in order to reduce its debt, UDF IV continues to fund existing loans and originate new loans.
•	UDF IV, together with United Development Funding III, L.P. (collectively, the “Companies”), submitted a joint response to the previously disclosed “Wells Notices” from the Securities and Exchange Commission regarding potential enforcement actions alleging certain securities law violations. The Companies continue to believe that they have complied with all applicable laws and regulations.
•	UDF IV made distributions to its shareholders in January, February, and November of 2016.

The Trust continues to work diligently to complete the financial reporting for multiple years and quarters beginning December 31, 2015 through March 31, 2017. The contemporaneous preparation of audit reports and reviews for multiple periods, as well as the other demands UDF management is addressing, have extended the time required to complete the financial reporting. The process is ongoing, and the Trust and its management are committed to publication of the financial statements as promptly as possible.

Looking forward, as the economy continues to improve, we expect to see continued growth in housing demand, concentrated in markets with strong job growth, including our primary markets of Dallas, Austin, San Antonio and Houston. Our pipeline of financing opportunities remains strong as builders and developers struggle to provide lots and homes to meet the increased housing demand.

Thank you for your patience and support.

This correspondence contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Trust makes these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Trust’s current expectations and estimates, and are not guarantees of future performance or future events. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” or other similar words. Readers of this correspondence should be aware that there are various factors, many of which are beyond the Trust’s control, that could cause actual results to differ materially from any forward-looking statements made in this correspondence. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this correspondence. A number of important factors could cause actual results or events to differ materially from the forward-looking statements contained in this correspondence. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.